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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2A-2 of our report dated February 15, 2002, which report contained a modification with respect to going concern, relating to the financial statements of Newport International Group, Inc. appearing in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.


                            RACHLIN COHEN & HOLTZ LLP



Fort Lauderdale, Florida
June 24, 2002